UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 13, 2007

SUNPOWER CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51593	94-3008969
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3939 North First Street, San Jose, California 95134

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 240-5500

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On July 16, 2007, SunPower Corporation (“SunPower”) filed a current report on Form 8-K (the “Form 8-K”) to announce the execution of a Credit Agreement with Wells Fargo Bank, N.A. (“Wells Fargo”). In the Form 8-K, the secured letter of credit facility was described as a $25 million facility under which SunPower could request that Wells Fargo issue up to $15 million in letters of credit. This Amendment to the Form 8-K is being filed to correctly identify such facility as a $15 million secured letter of credit facility under which SunPower could request that Wells Fargo issue up to $15 million in letters of credit.

Item 1.01.	Entry into a Material Definitive Agreement.

See disclosure contained in Item 2.03 below, which is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 13, 2007, SunPower entered into a Credit Agreement (the “Credit Agreement”) with Wells Fargo. The Credit Agreement provides a $50 million unsecured revolving credit line and a $15 million secured letter of credit facility. SunPower concurrently entered into a Security Agreement (the “Security Agreement”) with Wells Fargo, granting a security interest in a deposit account to secure its obligations in connection with any letters of credit that might be issued under the Credit Agreement. In connection with the Credit Agreement, SunPower North America, Inc., a wholly-owned subsidiary of SunPower, and SunPower Corporation, Systems, another wholly-owned subsidiary of SunPower, entered into an associated Continuing Guaranty (the “Guaranty”, and, together with the Credit Agreement and the Security Agreement, the “Loan Documents”) on July 13, 2007 with Wells Fargo.

During the first year of the three-year term of the Credit Agreement, SunPower may borrow up to $50 million under the Credit Agreement, and during the full three-year term of the Credit Agreement, SunPower may request that Wells Fargo issue up to $15 million in letters of credit. As detailed in the Credit Agreement, SunPower will pay interest on outstanding borrowings and a fee for outstanding letters of credit. SunPower has the ability at any time to prepay outstanding loans. All borrowings must be repaid by July 31, 2008, and all letters of credit shall expire no later than July 31, 2010. The Loan Documents include certain conditions to borrowings, representations and covenants, and events of default customary for financing transactions of this type.

Wells Fargo also serves as Trustee under the Indenture and First Supplemental Indenture, each dated as of February 7, 2007, between Wells Fargo and SunPower, executed in connection with the 1.25% Senior Convertible Debentures due 2027 issued by SunPower.

The Loan Documents replace two smaller credit lines previously available to SunPower and its subsidiaries, including the $25 million secured credit line available under a credit agreement, dated December 2, 2005, as amended, among SunPower and several lenders, in connection with which Credit Suisse, Cayman Islands Branch served as Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 17, 2007

SunPower Corporation

By:	/s/ Emmanuel Hernandez
Name:	Emmanuel Hernandez
Title:	Chief Financial Officer